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                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statements No. 333-15469 (Form S-3); No. 333-21127 (Form S-3); No. 333-06793 (Form S-3); and No. 333-16995 (Form S-3) and to the incorporation by reference therein of our report dated February 20, 1997, except for Note 13 as to which the date is March 27, 1997, with respect to the consolidated financial statements of SFX Broadcasting, Inc. and Subsidiaries at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

                                        /s/ Ernst & Young LLP
                                            -----------------
                                            ERNST & YOUNG LLP

New York, New York
March 31, 1997